Exhibit 10.5

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into effective the __ day of May, 2014 (the “Effective Date”) by and between ___________________, with its principal place of business at _______________________________________ (the “Consultant”), and World Surveillance Group Inc., with its headquarters at State Road 405, Building M6-306A, Room 1400, Kennedy Space Center, FL 32815 (the “Client”).

WHEREAS, Consultant is in the business of providing services for management consulting and strategic business advisory; and

WHEREAS, the Client is a public company, and deems it to be in its best interest to retain Consultant to render to the Client such services as described below; and

WHEREAS, Consultant is ready, willing and able to render such consulting and advisory services to Client.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.
Consulting Services.  The client hereby retains the Consultant as an independent consultant to the Client and the Consultant hereby accepts and agrees to such retention.  The services provided by the Consultant are:

(a)
Product Description: Assist the Company as a financial advisor (not in connection with any particular financing) to review the Company’s financial alternatives and to review the secondary trading of the Company’s stock; Provide strategic advice to the Company to expand its product portfolio; and management consulting and strategic business advisory.

It is acknowledged and agreed by the Client that Consultant carries no professional licenses, is not rendering legal advice or performing accounting services, is not acting as an investment advisor or broker/dealer within the meaning of the applicable state and federal securities laws and is not effecting securities transactions for or on account of the Client.  The services of Consultant shall not be exclusive nor shall Consultant be required to render any specific number of hours or assign specific personnel to the Client or its projects.

2.
Independent Contractor; No Agency.  The Consultant agrees to perform its consulting duties hereto as an independent contractor.  No agency, employment, partnership or joint venture shall be created by this Agreement. Consultant shall have no authority as an agent of the Client or to otherwise bind the Client to any agreement, commitment, obligation, contract, instrument, undertaking, arrangement, certificate or other matter. The Client shall not make social security, worker’s compensation or unemployment insurance payments on behalf of Consultant.  Each party hereto shall refrain from making any representation intended to create an apparent agency, employment, partnership or joint venture relationship between the parties.

The Consultant shall have no authority to legally bind the Client to any agreement, contract, obligation or otherwise.

3.
No Guarantee.  The parties hereto acknowledge and agree that Consultant cannot guarantee the results or effectiveness of any of the services rendered or to be rendered by Consultant. Rather, Consultant shall conduct its operations and provide its services in a professional manner and in accordance with good industry practice. Consultant will use its best efforts and does not promise results.

4.
Time, Place and Manner of Performance.  The Consultant shall be available for advice and counsel to the officers and directors of the Client at such reasonable and convenient times and places as may be mutually agreed upon.  Except as aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by the Consultant to any specific service, shall be determined at the sole discretion of the Consultant.

5.	Compensation and Term. The term of this Agreement shall be for three (3) months and shall commence as of the date of this Agreement, subject to Section 6 of this Agreement (the “Term”).

(a)	Client shall pay Consultant for its services hereunder as follows:

Client shall deliver to Consultant _____ Million (___________) shares of its restricted common stock (the “Shares” or the “Stock Consideration”) upon execution of the Agreement.  The Client and the Consultant agree that upon an Early Termination (as defined in Section 6(a)), the Client shall not have the right to cancel any of the Stock Consideration.

6.             Termination.

(a)           This Agreement may be terminated by either party upon giving written notice to the other party if the other party is in default hereunder and such default is not cured within fifteen (15) days of receipt of written notice of such default (an “Early Termination”).

(b)           Consultant and Client shall have the right and discretion to terminate this Agreement should the other party in performing their duties hereunder, violate any law, ordinance, permit or regulation of any governmental entity, except for violations which either singularly or in the aggregate do not have or will not have a material adverse effect on the operations of the Client.

(c)           In the event of any termination hereunder all funds due to or paid to the Consultant through the date of termination shall be fully earned and non-refundable and the parties shall have no further responsibilities to each other except that the Client shall be responsible to make any and all payments if any, due to the Consultant through the date of the termination and the Consultant and Company shall be responsible to comply with the provisions of Sections 7 and 8 hereof.

7.
Confidentiality.  The Consultant recognizes and acknowledges that it has and will have access to certain confidential information of the Client and its affiliates that are valuable, special and unique assets and property of the Client and such affiliates (the “Confidential Information”).  Confidential Information shall not be deemed to include information to the extent Consultant can reasonably demonstrate by its records or otherwise: (a) in the public domain, (b) available to the Consultant outside of its service to the Client or other than from a person or entity known to Consultant to have breached a confidentiality obligation to the Client, (c) independently developed by Consultant without reference to the Confidential Information, or (d) known or available to Consultant as of the date of this Agreement. The Consultant will not, during the term of this Agreement, disclose, without the prior written consent or authorization of the Client, disclose any Confidential Information to any person, for any reason or purpose whatsoever.  In this regard, the Client agrees that such authorization or consent to disclose may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process.  Consultant shall use at least the same level of care to keep Client’s confidential information secure as it uses with regards to its own confidential information.  This Section 7 shall survive the termination of this Agreement and Consultant’s services hereunder for a period of three (3) years.

8.
Indemnification.  The Client shall protect, defend, indemnify and hold Consultant and its assigns and attorneys, accountants, employees, officers and director harmless from and against all losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings, costs and expenses (including reasonable attorneys’ fees) of every kind and character resulting from, relating to or arising out of (a) the inaccuracy, non-fulfillment or breach of any representation, warranty, covenant or agreement made by the Client herein, or (b) negligent or willful misconduct, occurring during the term thereof with respect to any of the decisions made by the Client, or (c) a violation of state or federal securities laws, other than in the event of the Consultant’s gross negligence or willful misconduct.

The Consultant shall protect, defend, indemnify and hold Client and its assigns and attorneys, accountants, employees, officers and director harmless from and against all losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings, costs and expenses (including reasonable attorneys’ fees) of every kind and character resulting from, relating to or arising out of (a) the inaccuracy, non-fulfillment or breach of any representation, warranty, covenant or agreement made by the Consultant herein, or (b) negligent or willful misconduct, occurring during the term thereof with respect to any of the decisions made by the Consultant, or  (c) a violation of state or federal securities laws.

9.	Work Product. It is agreed that all information and materials produced for the Client shall be deemed “work made for hire” and the property of the Client.

10.
Notices.  Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered or sent by registered or certified mail, or by Federal Express or other recognized overnight courier to the principal office of each party set forth above.  The address above for Client is for personal or courier delivery; if by mail delivery, the following is applicable:  Mail Code: SWC, Kennedy Space Center, FL 32899.

11.	Waiver of Breach. Any waiver by either party or a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by any party.

12.	Assignment. This Agreement and the right and obligations of the Consultant hereunder shall not be assignable without the written consent of the Client.

13.
Applicable Law.  It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of New York and that in any action, special proceeding or other proceedings that may be brought arising out of, in connection with or by reason of this Agreement, the law of the State of New York shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction on which any action or special proceeding may be instituted.

14.
Severability.  All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

15.
Entire Agreement.  This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all other or prior understandings, agreements and negotiations between the parties.

16.
Waiver and Modification.  Any waiver, alteration, or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto.  Each party hereto, may waive any of its rights hereunder without affecting a waiver with respect to any subsequent occurrences or transactions hereof.

17.
Binding Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall be conducted in New York County, New York.

18.
Counterparts and Facsimile Signature.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party.  Such facsimile copies shall constitute enforceable original documents.

19.
Share Representations.  Consultant acknowledges that the Shares to be issued to Consultant pursuant to this Agreement have not been, and will not be, registered under the Securities Act of 1933, as amended (the “1933 Act”)  by reason of a specific exemption from the registration provisions of the 1933 Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Consultant’s representations as expressed herein or otherwise made pursuant hereto, and accordingly are “restricted securities” within the meaning of Rule 144 of the 1933 Act.  As such, the Shares may not be resold or transferred unless the Client has received an opinion of counsel reasonably satisfactory to the Client that such resale or transfer is exempt from the registration requirements of the 1933 Act.  Further, Consultant agrees that in connection with the acquisition of Shares hereunder, the Consultant represents and warrants to the Client, to the best of its knowledge, as follows: (i) Consultant acknowledges that the Consultant has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Client concerning an investment in the Shares, and any additional information which the Consultant has requested; (ii) Consultant has had experience in investments in restricted and publicly traded securities; and (iii) Consultant has had experience in investments in speculative securities and other investments which involve the risk of loss of investment.  Consultant acknowledges that an investment in the Shares is speculative and involves the risk of loss. Consultant has the requisite knowledge to assess the relative merits and of the investment without the necessity of relying upon other advisors, and Consultant can afford the risk of loss of his entire investment in the Shares.  Consultant is (i) an accredited investor, as that term is defined in Regulation D promulgated under the 1933 Act. In addition, Consultant is acquiring the Shares for the Consultant’s own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

[signature page follows immediately]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, effective as of the date set forth above.

CONSULTANT:

By:_____________________	DATE: May ___, 2014

CLIENT:

World Surveillance Group Inc.

By: ______________________	DATE: May ___, 2014
Name: Glenn D. Estrella
Title: President and CEO